EXHIBIT 10.1

深圳市前海乐富电子商务有限公司

Shenzhen Qianhai Lefu E-Commerce Co., Ltd.

与

And

上海乐盼商务信息咨询有限公司

Shanghai Lepan Business Information Consulting Co., Ltd.

之

_____________________________

独家商业合作协议

_____________________________

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

2018年9月29日

Date：September 29，2018

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独家商业合作协议

Exclusive Business Cooperation Agreement

本《独家商业合作协议》(以下简称“本协议”)由以下各方于2018年9月29日在上海市签署：

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following parties on September 29, 2018 in Shanghai, the People’s Republic of China (“China” or the “PRC”):

(1)	深圳市前海乐富电子商务有限公司(以下简称“甲方”) ，系一家有效存续的内资有限责任公司，法定地址为深圳市前海深港合作区前湾一路1号A栋201室（入驻深圳市前海商务秘书有限公司）经营场所：深圳市南山区华润城华润置地e座30楼3006；

(1)

Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (“Party A”) is a validly existing limited company with exclusive domestic capital. Address: Room 201, Building A, No.1, Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (into Shenzhen Qianhai Business Secretary Co., Ltd.) Business Location: 3006, 30th Floor, Block E, China Resources Land, China Resources City, Nanshan District, Shenzhen.

(2)	上海乐盼商务信息咨询有限公司(以下简称“乙方”) ，系一家有效存续的有限责任公司(外商投资企业法人独资)，法定地址为上海市浦东新区祝桥镇川南奉公路5825号1幢301室；
(2)

Shanghai Lepan Business Information Consulting Co., Ltd. (“Party B”) is a validly existing, wholly-foreign-owned limited company. Address: No. 301, Building 1, No. 5825, Chuannan Feng Road, Zhuqiao Town, Pudong New District, Shanghai.

(甲方、乙方在本协议中合称为“双方”，又可单独称为“一方”或“各方”。)

(Each of Party A and Party B shall be hereinafter referred to as a “Party” individually, or as the “Parties” collectively.)

鉴于：

Whereas,

(1)	甲方的经营范围为：
电子商务平台的技术开发；在网上从事商贸活动（不含限制项目）；国内贸易（不含专营、专卖、专控商品）；经营进出口业务（法律、行政法规、国务院决定禁止的项目除外，限制的项目须取得许可后方可经营）；机械设备、五金交电、电子产品、文化用品、照相器材、计算机软件及辅助设备、化妆品、卫生用品、化工产品（不含有毒、危险化学品）、体育用品、日用百货、纺织品、服装及配饰、家具、珠宝首饰（不含裸钻）、初级农产品、装饰材料、通讯设备及配件、建筑材料、工艺礼品、钟表、眼镜（不含医疗器械）、玩具、汽车及摩托车配件、仪器仪表、卫生洁具、陶瓷制品、橡胶及塑料制品、摩托车、智能卡的技术研发与销售；保健品的销售。预包装食品（不含复热）、避孕器具（避孕药除外）的销售。

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(1)	The business scope of Party A is:
Technical development of e-commerce platform; engaging in commercial activities on the Internet (excluding restricted items); domestic trade (excluding franchise, monopoly, special control products); operating import and export business (except for laws, administrative regulations, and projects prohibited by the State Council) Restricted projects must be licensed before they can be operated); mechanical equipment, hardware, electronic products, stationery, photographic equipment, computer software and auxiliary equipment, cosmetics, sanitary products, chemical products (excluding toxic, hazardous chemicals), Sporting goods, daily necessities, textiles, clothing and accessories, furniture, jewellery (excluding loose diamonds), primary agricultural products, decorative materials, communication equipment and accessories, construction materials, craft gifts, watches, glasses (excluding medical equipment) , technology development and sales of toys, automobile and motorcycle accessories, instrumentation, sanitary ware, ceramic products, rubber and plastic products, motorcycles, smart cards; sales of health products. Sales of prepackaged foods (excluding reheating) and contraceptives (excluding contraceptives).

(2)	乙方拥有提供商业、技术及咨询服务所需的相关资源；
(2)	Party B has the necessary resources to provide commercial, technical and consulting services;

(3)	各方同意乙方向甲方（包括其分支机构、子公司和其他投资实体）提供本协议第二条所述的商业、技术及咨询服务。
(3)	Both parties agree that Party B will provide commercial, technical and consulting services described in Section 2 of this Agreement to Party A (including its branch offices, subsidiaries or other investment funds).

因此，各方经友好协商达成协议如下：

Now, therefore, through mutual discussion, the Parties hereby agree as follows:

第一条 定义

1.DEFINITIONS AND INTERPRETATIONS

除本协议另有约定外，下述词语定义如下：

Unless otherwise provided herein, the terms below shall have the following meaning:

1.1	“本协议”指本《独家商业合作协议》正文及附件（如有）；

“this Agreement”	means the main body and appendices (if any) of this Exclusive Business Cooperation Agreement;

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1.2	“中国”指中华人民共和国，不包含香港特别行政区、澳
门特别行政区和台湾地区；

“China”	means the People’s Republic of China, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan;

1.3	“中国法律”指中国现行有效的法律、法规和规范性文件；

“The laws of China”	means current valid laws, legislation and regulations in China;

1.4	“人民币”或“RMB”指中国的法定货币；

“RMB”	means the legal tender in China;

1.5	“服务费”或“对价”系指本协议第3.1条述的甲方向乙方支付的对价。

“Service fee” or “Consideration”	means the fees payable by Party A to Party B specified in Article 3 of this Agreement;

1.7	“结构性合约”指甲方和乙方之间一系列的协议（包括但不限于本协议，股权质押协议，委托管理协议）。合约签署后乙方将拥有甲方的实际控制权。

“VIE Agreements”

means a series of agreements signed between Party A and Party B (including but not limited to this Agreement, Equity Pledge Agreement, and Entrusted Management Agreement) so that Party B holds a controlling interest of Party A that is not based on the majority of voting rights.

第二条 服务内容

2. SCOPE OF SERVICES

2.1	根据本协议约定的条件，甲方委托乙方本协议有效期内作为其独家服务供应商，向甲方（包括其子公司、分支机构及其他投资实体）提供如下综合性的管理服务：

2.1	Party A hereby appoints Party B as Party A’s exclusive services provider to provide Party A (including its branch offices, subsidiaries, or other investment funds) with the following comprehensive management services:

(1)	不时提供行业和市场分析报告和建议，结合甲方的市场定位和营运策略，协助制订甲方整体发展战略规划；
(1)	Providing analysis reports and recommendations on the industry and the market and combining them with Party A’s market position and development strategy to assist Party A in the planning of an inclusive development strategy;

(2)	评审分析甲方的营运模式，根据甲方的市场定位和营运策略，协助甲方制定具体经营目标和经营管理方案；
(2)	Assessing and analysing Party A’s mode of operation, assisting Party A to formulate particular operational targets and operational management proposals in accordance with Party A’s market position and operational strategy;

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(3)	向甲方提供统一品牌建设、推广和维护服务，为甲方的营销宣传策略提供整体的具体可行方案；
(3)	Providing unified branding, marketing and maintenance services to Party A. Providing a concrete and feasible plan for Party A’s marketing strategy;

(4)	为甲方组织架构的建立提供具体方案；
(4)	Providing specific programmes for the establishment of Party A’s organisational framework;

(5)	向甲方提供公共关系和行政管理服务；
(5)	Providing public relations and administrative management services to Party A;

(6)	为甲方（包括其子公司、分支机构及其他投资实体）推荐高级管理人员人选；甲方须根据岗位需要任命乙方推荐和提名的该等人员；
(6)	Recommending senior management personnel to Party A (including its subsidiaries, branch offices and other investment funds); Party A shall appoint such personnel recommended and nominated by Party B according to specific job descriptions;

(7)	协助甲方进行人力资源管理规划，推进甲方管理团队建设；
(7)	Assisting Party A in planning its human resources management and advancing Party A’s team-building management;

(8)	提供管理人才培训和各岗位技能培训；
(8)	Providing technical support and training for employees of Party A;

(9)	提供信息系统和财务系统建设、管理、升级和维护服务；
(9)	Providing services on the installation, management, maintenance and updating of information and financial system;

(10)	协助甲方建立合理完善的内控制度等；
(10)	Assisting Party A in establishing a reasonable and comprehensive internal management regime and others;

2.2	乙方可根据需要，不时调整上述服务内容；
2.2	Party B may adjust the contents of aforementioned services as required;

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2.3	甲方 (包括其子公司、分支机构及其他投资实体）同意在本协议有效期内，未经乙方书面同意, 不得接受任何第三方提供的上述相关服务且不得与任何第三方在上述服务事项上建立合作关系。乙方可指定任何其他方向甲方提供本协议约定的上述服务；
2.3	During the Service Term, Party A (including its subsidiaries, branch offices and other investment funds) shall not directly or indirectly accept the same or similar consultations and/ or services provided by any third party and shall not establish similar corporation relationship with any third party other than Party B regarding the matters contemplated by this Agreement, except for circumstances where a written consent of Party B is obtained. Party B may appoint other parties to provide Party A with the services under this Agreement;

2.4	为令乙方可以更好地向甲方提供服务，在本协议有效期内的任何时间，双方同意直接或通过关联方签订相关许可协议, 将甲方拥有的知识产权等授权给乙方使用。
2.4	The Parties agree to authorise Party A’s intellectual property and other rights for Party B’s use directly or through agreements between related parties at any point during the valid period of this Agreement, in order for Party B to provide a higher quality of service to Party A.

第三条 服务费

3. Service Fee

3.1	双方同意，就本协议项下乙方向甲方提供的各项服务，甲方应将相当于其全部净利润/净利润100%的款项（在核算甲方净利润时，不应将本协议项下甲方应付乙方的服务费计入甲方成本扣除）或者乙方同意的其他金额支付给乙方作为服务费(“服务费”)；
3.1	The Parties agree that in respect to the services provided by Party B to Party A contemplated in this Agreement, Party A shall pay Party B all／100% of its net profits (the service fee to be paid by Party A to Party B shall not be considered as part of Party A’s expenses in the calculation of Party A’s net profits) or any other amount agreed by Party B (“Service Fee”);

3.2	乙方应在每月的前五（5）日内向甲方提供上个月提供服务所用服务费的书面声明。 甲方应在收到服务后三（3）个工作日内以书面形式向乙方确认服务是否正确。 如果甲方未按时提供确认，甲方应被视为已确认乙方的声明。 甲方应在确认乙方声明中提供的服务费后十（10）日内向乙方指定账户支付服务费。
3.2	Party B shall, within the first 5 days of each month, provide Party A with written statement of the service fee spent providing the Services during the previous month. Party A shall confirm to Party B in writing within 3 business days of receipt that the service see is correct. If Party A fails to provide such confirmation on time, Party A shall be deemed to have confirmed Party B’s statement. Party A shall pay the service fee to Party B’s designated account within 10 days after confirming the service fee provided in Party B’s statement.

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第四条 知识产权

4. Intellectual Property Rights

乙方对双方履行本协议期间内创设或获得的所有知识产权拥有完整的所有权，上述知识产权范围包括著作权、专利、专利申请权、商标、域名、技术或商业秘密等，而不论是乙方创设或甲方在乙方所有的知识产权的基础上创设。

Party B shall be the sole and exclusive owner of all intellectual property rights and interests arising from or in connection with the performance of this Agreement, including but not limited to copyright, patent, know-how, trade secret and others, regardless of whether it is developed by Party B or by Party A based on the intellectual property owned by Party B.

第五条 承诺和保证

5. Covenants and Warranties

5.1	乙方兹向甲方声明与保证如下：
5.1	Party B hereby represents and warrants to Party A as follows:

(1)	其是根据中国法律适当注册并合法存续的有限责任公司，具有独立法人资格，具有完全、独立的法律地位和法律能力签署、交付并履行本协议，可以独立地作为一方诉讼主体；
(1)	Party B is a limited company duly incorporated and validly existing legal person in accordance with the PRC laws. Party B is an independent legal person and has complete and independent legal status and ability to execute, deliver and perform this Agreement. Party B can be an independent party in litigation;

(2)	其拥有签订和交付本协议及其他所有与本协议所述交易有关的、其将签署的文件的公司内部的完全权力和授权，其拥有完成本协议所述交易的完全权力和授权。本协议由其合法、适当地签署并交付。本协议构成对其的合法的、具有约束力的义务，并可根据本协议条款对其强制执行；
(2)	Party B has complete power and authorisation granted by its Company to conclude and deliver this Agreement and other agreements on related transactions, and to complete transactions described in this Agreement. This Agreement is executed and delivered duly and legally. This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it;

5.2	在本协议有效期内，甲方（包括其分支机构、子公司和其他投资实体）应提供乙方为完成本协议第二条所述的服务内容需知悉的任何信息，并对该等信息的真实性、有效性负责；
5.2	During the term of this agreement, Party A (including its branch offices, subsidiaries and other investment funds) shall provide any necessary information for fulfilment of services listed in Section 2 of this Agreement to Party B. Party A is responsible for the genuineness and validity of such information;

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5.3	在本协议有效期内，甲方（包括其分支机构、子公司和其他投资实体）应积极配合乙方的管理，为乙方工作提供便利，不得以任何方式阻碍乙方从事本协议第二条所述的任何服务；
5.3	During the term of this Agreement, Party A (including its branch offices, subsidiaries and other investment funds) shall cooperate with Party B’s management and facilitate Party B’s work. Party A shall not hinder Party B from performing services listed in Section 2 of this Agreement in any way;

5.4	在本协议有效期内，甲方应按照本协议的约定，按时足额向乙方支付服务费；
5.4	During the term of this Agreement, Party A shall pay the full amount of Service Fees to Party B timely in accordance with this Agreement;

5.5	未经乙方事前书面同意，甲方（包括其分支机构、子公司和其他投资实体）不得实施任何可能对乙方在本协议项下的权利和利益有任何不利影响的其他行为；
5.5	Party A (including its branch offices, subsidiaries and other investment funds) shall not conduct any other activities that would negatively impact Party B’s rights and interests without Party B’s written notice;

5.6	未经乙方书面同意，不会促使甲方及其附属公司进行任何可能对(i)甲方的资产、业务、员工、责任、权利或营运或(ii)甲方履行结构性合约所列责任的能力产生实际影响的活动或交易，包括但不限于：
5.6	Party A shall not conduct any activities or transactions that may have a practical implication on (i) Party A’s assets, business, employees, obligations, rights or operation or (ii) Party A’s ability to fulfil obligations listed in the contractual arrangements without Party B’s written consent. These activities include but are not limited to:

(1)	成立任何附属公司或实体，或成立开展其他业务；
(1)	establishing any subsidiary or funds, or develop other businesses;

(2)	于日常业务过程以外期间进行任何活动或改变甲方（包括其分支机构、子公司和其他投资实体）的经营模式；
(2)	Conducting any activities outside the scope of day-to-day operations that would change Party A’s (including its branch offices, subsidiaries or other investment funds) mode of operation;

(3)	合并、组织形式改变、解散或清盘或增加或减少注册资本或改变股权结构；
(3)	Merger, change in organisational structure, dissolution or liquidation or adding or subtracting registered capital or change the ownership structure;

(4)	向任何第三方提供任何借贷、贷款或担保或自任何第三方获得任何借贷及贷款，惟于日常业务过程发生及有关负债金额低于人民币100,000元除外；
(4)	Provide to or obtain a loan, or guarantee from any third party, apart from loans below RMB 100,000 that arise from day-to-day operations;

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(5)	变更或罢免甲方或其附属公司之任何执行董事、监事或高级管理人员之职，增加或减少该等人员的薪酬福利，或改变该等人员的任期及条件；
(5)	Replacement or removal of any director, supervisor or senior management personnel in the Company or its subsidiary, the increase or decrease of these persons’ remuneration, or change of these persons’ tenure and terms of employment;

(6)	向乙方或其指定方以外任何第三方出售、转让、出租或授权使用或处理公司的任何资产或权利，或自任何第三方购买任何资产或权利，惟于日常业务过程发生及交易金额低于人民币100,000元除外；
(6)	Selling, granting, renting or authorising the use or management of any company asset or rights to a party apart from Party B and any other specified party; or purchasing assets or rights from any third party, apart from transactions below RMB 100,000 that occur in the process of day-to-day operations；

(7)	变更、修订或撤销任何许可证；
(7)	Changing, amending or repealing any license of the Company or its subsidiary;

(8)	修订甲方的公司章程、细则或经营范围；
(8)	Changing articles of association, rules or scope of operation of Party A;

(9)	于日常业务过程以外期间订立任何合约，惟根据乙方的计划或建议订立者除外；
(9)	Concluding any contracts outside of the scope of day-to-day operations, apart from those planned or recommended by Party B;

(10)	向股东宣布或支付任何花红、股息、其他利益或福利或其他款项；
(10)	Declaring or paying any bonuses, dividends, other benefits or welfare or payments to shareholders;

(11)	进行对甲方或其附属公司的日常营运、业务或资产产生或可能产生不利影响之活动；及
(11)	Conducting activities that would negatively impact the day-to-day operations, businesses or assets of Party B or its subsidiaries; and

(12)	订立对结构性合约所涉交易产生或可能产生不利影响之任何交易。
(12)	Entering into transactions that may negatively impact transactions related to the contractual arrangements.

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5.7	甲方向乙方作出下述承诺：
5.7	Party A hereby represents and warrants to Party B as follows:

(1)	应乙方要求，向其提供有关公司经营管理和财务的信息；
(1)	Provide information regarding operational management and finance as requested by Party B;

(2)	将可能对甲方存续、商业运营、财务状况、商誉构成重大负面影响的情形及时通知乙方，并立即采取所有乙方接受的措施以消除上述负面情形或进行相关有效的补救措施；及
(2)	Notify Party B timely of any circumstances that may create a substantial negative impact to Party A’s valid existence, commercial operation, finance and commercial reputation. Party A shall adopt measures agreed by Party B immediately to remedy or minimise the negative impact of such circumstances; and

(3)	应将涉及甲方的资产、经营管理和收入的任何现存或可能发生的诉讼、仲裁或行政纠纷及时通知乙方，并采取一切积极行为应对该等诉讼、仲裁或行政处罚案件。
(3)	Notify Party B timely of any existing and potential litigation regarding Party A’s assets, operational management and revenue. Party A shall take actions to respond to such litigation or arbitration cases or administrative penalties in a proactive manner.

第七条 税费

Taxes

与本协议订立及履行有关的税收和费用由各方按照中国法律的规定各自承担。

Any relevant taxes and expenses accrued from the conclusion and performance of this Agreement shall be paid by each Party in accordance with the laws in China.

第八条 协议转让

Assignment

8.1	未经乙方事前书面同意，甲方不得将本协议项下的权利和义务全部或部分转让予任何第三人；
8.1	Party A shall not assign its rights and obligations under this Agreement to any third party without Party B’s prior written consent;

8.2	乙方有权单方决定并提前六(6)天向甲方发出书面通知将本协议项下的权利和义务全部或部分转让予任何第三方。
8.2	Party B may assign its rights and obligations under this agreement to any third party upon 6 days of prior written notice to Party A without the consent of Party A.

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第九条 违约责任

Violation of Agreement

任何一方违反本协议的陈述、保证或承诺、未能履行或不完全履行本协议项下的义务、虚假陈述、隐瞒重大事实等行为均构成违约。违约方应依据中国法律规定承担违约责任。

Behaviour such as representations, warranties or covenants that violate this Agreement, inabilities or failures to perform obligations under this Agreement, misrepresentations and concealment of substantial facts by either Party shall constitute a violation of this Agreement. The defaulting Party shall be liable in accordance with the laws in China.

第十条 生效、变更和延期

Effectiveness, Change and Delay

10.1	本协议自各方签字盖章之日起生效，有效期为五（5）年；除非本协议期满前乙方提前三十（30）日通知甲方本协议不再续展，否则本协议将于有效期届满后自动续展一年，之后依此类推；
10.1	This Agreement shall be effective for 5 years from the day of signature by both Parties; This Agreement shall be renewed automatically for a year hereafter the expiration of this Agreement and so on unless upon Party B’s notice given 30 days prior to the expiration;

10.2	本协议的变更，必须经各方共同协商，并签署书面协议后方能生效；
10.2	Any changes to this Agreement shall become effective after mutual negotiations and a written agreement;

10.3	本协议经各方一致同意并签署书面协议方可解除。甲方无权单方解除本协议，但乙方有权提前三十（30）日向甲方发出书面通知而解除本协议。
10.3	This Agreement shall be denounced after mutual agreement and a written agreement. Party A is not entitled to denounce the Agreement unilaterally, but Party B is entitled to terminate the Agreement unilaterally upon 30 days of prior written notice.

第十一条 保密

Confidentiality

11.1	甲方须对本协议的协商、签署过程、本协议的条款、以及在履行本协议的过程中所知悉乙方的任何信息、文件、数据等全部资料(统称为“保密信息”)予以严格保密。未经乙方的书面同意，甲方均不得将保密信息披露给任何第三方，但以下情形除外：
11.1	Party A shall maintain confidentiality of the negotiation, execution and terms of the Agreement, and any information, document and data obtained in the process of performing this Agreement (“Confidential Information”). Party A shall not disclose such Confidential Information to any third party without the written consent of Party B, except for the information that:

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(1)	已为公众所知悉的信息(不包括甲方披露的材料)；
(1)	is in the public domain (other than materials disclosed by Party A);

(2)	法律、法规和证券交易规则要求披露的信息，在此情况下，甲方应在披露前把相关要求及时书面通知乙方；以及
(2)	is under the obligation to be disclosed pursuant to the applicable laws or regulations or rules of any stock exchange. Party A shall give written notice of relevant obligations to Party B timely prior to such disclosure; and

(3)	甲方向其雇员、法律或财务顾问披露的与本协议有关的信息，该等雇员、法律或财务顾问须同样履行本条规定的保密义务；甲方的雇员或法律、财务顾问对保密信息的披露视为甲方对保密信息的披露，并由甲方承担相关的责任；
(3)	Party A’s employees, legal counsels or financial advisors shall be bound by the confidentiality obligations set forth in this Section. Disclosure of any Confidential Information by Party A’s employees, legal counsels or financial advisors shall be deemed as disclosure of such Confidential Information by Party A, which Party A will be held liable;

11.2	为免存疑，乙方有权向第三方披露保密信息，且对甲方并不负有任何保密责任；
11.2	For the avoidance of doubt, Party B has the right to disclose Confidential Information to a third party and is not bound by any confidentiality obligation to Party A;

11.3	如果本协议被变更、终止或被认定无效或无法执行，本条款的有效性和可执行性应不受任何影响或削弱。
11.3	This Section shall survive changes to, termination, voidance and unenforceability of this Agreement.

第十二条 不可抗力

Force Majeure

12.1	不可抗力事件指不能预见、不能避免并不能克服的客观情况，包括但不限于地震、洪水、火灾等自然灾害、政府行为、罢工、骚乱等社会异常事件；
12.1	Force Majeure events shall mean unforeseeable, inevitable and unpreventable circumstances, including but are not limited to earthquake, flood, fire or other natural disasters, government actions, strikes, commotions or other abnormal events;

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12.2	如果发生不可抗力事件，遭受不可抗力的一方应以最便捷的方式毫无延误地通知对方，并在不可抗力事件发生后的十五（15）日内向其他方提供该事件的详细书面报告及不可抗力事件发生地区公证机关出具的证明文件，并应当采取所有合理措施消除不可抗力的影响及减少不可抗力对其他方造成的损失。遭受不可抗力的一方不承担违约责任。在不可抗力事件消失之后，各方均应继续履行本协议项下的义务。
12.2	In the case of any Force Majeure events, the Party affected shall notify the other Party without any delay and shall provide details of such event and documentation issued by a notary within 15 days after sending out such notice. The Party affected shall adopt all reasonable measures to eliminate the impact of and minimise the loss caused by the Force Majeure event to the other party. The Party affected by a Force Majeure event is not liable for violation of Agreement. Each Party shall continue to perform its obligations under this Agreement after the Force Majeure event disappears.

第十三条 法律适用及争议解决

Governing Law and Resolution of Disputes

13.1	本协议的生效、解释、履行、执行及争议解决等事项，均适用中国法律；
13.1	The execution, effectiveness, construction, performance of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China;

13.2	凡由本协议引起的或与本协议有关的任何争议应按以下方式解决：
13.2	Disputes arose from or related to this Agreement shall be resolved by the following ways:

(1)	本协议项下发生的及与本协议有关的任何争议应由双方协商解决，如争议产生后三十（30）日内双方无法达成一致意见的，在不违反法定管辖原则的前提下，该争议应提交至中国国际贸易仲裁委员并根据届时有效的仲裁规则进行仲裁。仲裁裁决应以书面形式作出，对于双方是终局的、并具有法律约束力；
(1)	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Party for resolution of the dispute through negotiations, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules. The arbitration award shall be final, in written form and binding on all parties;

(2)	双方同意仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（为公司进行业务或为强制转让资产所需）、合同义务的实际履行、针对甲方之股权或土地资产的救济措施和针对甲方的清算令；
(2)	The Parties agree that the arbitration tribunal or the arbitrator shall grant remedies in accordance with provisions of this Agreement and applicable laws of China, including preliminary and permanent injunctive relief (to carry out business activities or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or land assets of Party A and liquidation orders concerning Party A;

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(3)	在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，双方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，双方达成共识在不违反适用法律的前提下，纽约法院、百慕大法院、甲方注册地法院和甲方主要资产所在地的法院均应被视为具有管辖权；
(3)	To the extent permitted by the laws of China, either Party may seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration when awaiting the formulation of arbitration tribunal or otherwise under appropriate conditions. Without violating the applicable governing laws, the Parties agree that the courts of New York, Bermuda, the place when Party A registered and the place where Party A’s principal assets are located shall all be deemed to have competent jurisdiction;

13.3	本协议任何条款赋予双方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其它条款所享有的其它任何权利、权力或补救，且一方对其权利、权力和补救的行使并不排除该方对其享有的其它权利、权力和补救的行使；
13.3	The rights, powers and remedies granted to both Parties under provisions of this Agreement do not preclude a Party from enjoying other rights, powers or remedies granted by other provisions of this Agreement or by the laws of China. Moreover, a party’s exercise of its rights, powers and remedies does not preclude it from exercising other rights, powers and remedies that it is entitled to;

13.4	一方不行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救(以下称“该方权利”)将不会导致对该等权利的放弃，并且，任何单个或部分该方权利的放弃亦不排除该方对该等权利以其他方式的行使以及其他该方权利的行使；
13.4

A Party’s failure to or delay in exercising its rights, powers and remedies (“The Party’s Rights”) does not constitute a waiver of such rights. Moreover, a single or partial waiver of the party’s rights does not preclude that party from exercising such rights or other rights in other ways;

13.5	在争议产生及解决期间，除争议事项外，各方应继续享有本协议项下的其他权利并继续履行本协议项下的义务。
13.5	Upon the occurrence of any disputes arising from this Agreement or during the pending resolution of disputes, except for the matters under dispute, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

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第十四条 其他

Others

14.1	为了保证甲方履行本协议项下的义务和承诺等，甲方的全部股东将以其持有的甲方全部股权质押给乙方作为担保，相关方将另行签订《股权质押协议》；
14.1	All of Party A’s shareholders shall pledge their shares to Party B as guarantee in order to ensure Party A’s fulfilment of its obligations and covenants under this Agreement; The relevant parties shall execute an Equity Pledge Agreement separately;

14.2	如对任何一方有司法管辖权的监管机构对本协议内容有任何意见或要求，各方将尽力满足有关要求或遵从有关意见，包括但不限于以书面形式同意修订本协议；
14.2	If a supervisory authority with judicial jurisdiction has any opinion or request regarding the content of this Agreement, both Parties shall fulfil such requests or comply with relevant opinions, including but not limited to written agreements to amend this Agreement;

14.3	本协议是各方就本协议所涉内容的完整文件，构成本协议各方的一致意思表示，取代在本协议签署以前任何对本协议项下拟进行的交易的意图、表示及理解等口头或书面协议；
14.3	This Agreement is a comprehensive document that constitutes the Parties’ mutual agreement and it supersedes any previous intention, indication, understanding, oral or written agreements regarding transactions contemplated under this Agreement, made prior to the signing of this Agreement.

14.4	通知
14.4	Notices

本协议项下的通知、同意、要求或其他通讯应以交快递公司、专人递送或电子邮件方式按以下所示地址和号码发出，除非对方书面通知其变更后的地址和号码。如果交快递公司递送或交专人递送，在送至有关的上述地址时视为已送达；如果经电子邮件发送，则在进入上述电子邮件系统时视为已送达：

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally, sent by electronic mail or by a commercial courier service to the address of such Party set forth below. Notices given by personal delivery or by courier service shall be deemed as effectively given on the date of receipt at the address specified. Notices sent by electronic mail shall be deemed as effectively given when the Party logs into the email address specified.

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甲方联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of Party A:

Address:

Postcode:

Phone:

Email address:

乙方联系人：

地址：

邮编：

电话：

电子邮箱：

Representative of Party B:

Address:

Postcode:

Phone:

Email address:

14.5	本协议正本中英文双语且一式叁份，各方各执壹份,并具有同等效力。中文版本与英文版本含义不一致时，以中文版本为准。
14.5	This Agreement is in both Chinese and English language, and it is in three copies, each Party having one copy with equal legal validity. the Chinese version shall prevail in case of any discrepancies between the Chinese and the English versions.

（以下无正文）

(The remainder is intentionally left blank)

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(各方于协议开端所述日期正式签署并交付本协议)

(The Parties have signed and executed this Agreement as of the date first above written)

甲方：深圳市前海乐富电子商务有限公司（盖章）

Party A: Shenzhen Qianhai Lefu E-Commerce Co., Ltd. (seal)

法定代表人(或授权代表): /s/ Yong Qiang Yang

Legal Representative (or authorized representative):

乙方：上海乐盼商务信息咨询有限公司（盖章）

Party B: Shanghai Lepan Business Information Consulting Co., Ltd.

法定代表人(或授权代表): /s/ Yong Qiang Yang

Legal Representative (or authorized representative):

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